Exhibit 10.29

EXECUTION VERSION

LOAN TRUST AGREEMENT

This Loan Trust Agreement (the “Trust Agreement”) is entered into as of February 5, 2015, between OneMain Financial Issuance Trust 2015-1, a Delaware statutory trust (the “Issuer”), and Wells Fargo Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America (“Wells Fargo”), as Issuer Loan Trustee for the Issuer (the “Issuer Loan Trustee”).

WHEREAS, the Issuer, the Issuer Loan Trustee, the Depositor, the Depositor Loan Trustee, the Servicer and the Subservicers party thereto are party to the Sale and Servicing Purchase Agreement, pursuant to which each of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor will sell, from time to time, to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer, respectively, certain interests in the Loans;

WHEREAS, pursuant to this Trust Agreement, the Issuer desires the Issuer Loan Trustee to hold legal title to, and serve as loan trustee with respect to, such Loans purchased by the Issuer and the Issuer Loan Trustee pursuant to the Sale and Servicing Agreement, for the benefit of the Issuer;

WHEREAS, the Issuer intends to finance its acquisition of the Loans with proceeds of the issuance of the Notes under the Indenture;

WHEREAS, the Loans are to be pledged by the Issuer (and with respect to legal title, the Issuer Loan Trustee) to the Indenture Trustee, for the benefit of the Noteholders (as defined in the Indenture) under the Indenture; and

WHEREAS, the parties hereto desire and intend to create the trusts set forth herein, and the Issuer Loan Trustee agrees to be charged with and accept the trusts and duties set forth in this Trust Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants contained herein the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTENT

Section 1.1 Definitions. Certain capitalized terms in this Trust Agreement are defined in and shall have the respective meanings assigned to them in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to the Sale and Servicing Agreement of even date herewith among OneMain Financial Funding III, LLC, a Delaware limited liability company (the “Depositor”), Wells Fargo, not in its individual capacity but solely as loan trustee for the benefit of the Depositor (in such capacity, the “Depositor Loan Trustee”), OneMain Financial, Inc., a Delaware corporation, as servicer (in such capacity, the “Servicer”), the Subservicers party thereto, the Issuer and the Issuer Loan Trustee. The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Trust Agreement. In addition, with respect to all terms used in this Trust Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender;

references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include schedules and exhibits thereto and all subsequent amendments, modifications and changes thereto or therein entered into in accordance with their respective terms and not prohibited by this Trust Agreement; references to Persons include their permitted successors and assigns; and the terms “include” or “including” mean “include without limitation” or “including without limitation.”

In addition, the following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Confidential Information” means non-public information relating to the Loans or the related Loan Obligors that is either written or stored electronically and marked “Confidential” by the Issuer, the Custodian, the Servicer or any Seller.

“Other Document” has the meaning specified in Section 2.6(c) of this Trust Agreement.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code, as the same may be hereafter amended from time to time, or any successor or successors to such regulations.

Section 1.2 Intent of the Parties Hereto. This Trust Agreement and all documents, agreements, understandings and arrangements relating to this Trust Agreement which are executed by the Issuer Loan Trustee have been executed by the Issuer Loan Trustee solely for the purpose of having the legal and record title to the Loans held by a federal depository institution, and the Issuer hereby agrees that the Issuer Loan Trustee shall be accorded appropriate protection for its limited role herein pursuant to the indemnity herein and that the Issuer Loan Trustee (its officers, directors, employees and agents) shall not have any liability thereunder or hereunder except as expressly set forth herein, including, without limitation, liability which may be incurred as a result of actions or inactions of the Issuer or any of its affiliates, subject to the terms of applicable laws, rules and regulations. The Issuer agrees that it will not seek recourse or commence any action against the Issuer Loan Trustee (or its officers, directors, employees or agents) or any of their personal assets for the performance or payment of any obligation thereunder or hereunder, and the Issuer Loan Trustee shall not be liable for its actions or inactions, including its negligence, in the performance of its duties hereunder; provided that the Issuer Loan Trustee shall be liable for actual damages (but not consequential or exemplary damages) proximately caused by its gross negligence or willful misconduct in the performance of its duties hereunder. The parties hereto intend that this Trust Agreement is for their benefit only and not for the benefit of any third party, except that the Issuer shall assign its interest in this Trust Agreement to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Indenture. The parties hereto agree that each and every provision of this Trust Agreement is subject to this paragraph.

ARTICLE II

PURPOSE; CREATION OF TRUST; AUTHORITY TO ENTER INTO AND EXECUTE

DOCUMENTS; ACCEPTANCE OF TRUST

Section 2.1 Purpose. The trust hereby established shall be referred to as “OneMain Financial Issuer Loan Trust 2015-1” (the “Trust”). The Trust is formed, entered into and intended by the Issuer and the Issuer Loan Trustee for the purpose of providing for (a) the Issuer Loan Trustee to hold all right, title and interest to the Loans for the benefit of the Issuer, (b) the pledge of such beneficial interest of the Issuer in the Loans (and the Issuer Loan Trustee’s legal interest in the Loans) to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Indenture, and (c) the Issuer Loan Trustee to enter into, and comply with the Sale and Servicing Agreement, the Indenture and any other applicable Transaction Document.

Section 2.2 Creation and Acceptance of Trust. The Issuer shall cause all legal and record right, title and interest in the Loans to be held by the Issuer Loan Trustee; which Loans shall be held, administered and pledged and the proceeds thereof applied in accordance with the terms of the Transaction Documents for the benefit of the Issuer, except that such interest of the Issuer in the Loans (and the Issuer Loan Trustee’s legal interest in the Loans) are to be assigned to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Indenture. At the written request of the Issuer hereunder, the Issuer Loan Trustee hereby agrees to accept and hold all legal right, title and interest in the Loans without liability or responsibility at acceptance or otherwise for the condition or validity of such right, title and interest, in trust for the use and benefit of the Issuer, except that such interest of the Issuer in the Loans (and the Issuer Loan Trustee’s legal interest in the Loans) are to be assigned to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Indenture.

Section 2.3 Authority to Enter Into and Execute Documents.

(a) The Issuer hereby authorizes and directs the Issuer Loan Trustee to enter into, execute and deliver any and all agreements, documents or certificates as the Issuer may request in writing from time to time which may be required in connection with performing its duties and obligations with respect to Loans under this Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Back-up Servicing Agreement or any other Transaction Document or otherwise to give effect to the transactions contemplated hereby and thereby. The Issuer hereby authorizes and directs the Issuer Loan Trustee to execute and deliver the Sale and Servicing Agreement, the Indenture and the Back-up Servicing Agreement.

(b) The Issuer Loan Trustee hereby authorizes the Issuer to enter into, execute, deliver and perform any and all agreements, documents or certificates as the Issuer Loan Trustee may be requested or required to undertake in connection with performing its duties and obligations with respect to the Loans under any Transaction Document, including but not limited to the execution of each Additional Loan Assignment pursuant to the Sale and Servicing Agreement. In connection with the enforcement of any rights of the Issuer Loan Trustee with respect to any Loan, the Issuer Loan Trustee has granted the Servicer a power of attorney pursuant to Section 6.09 of the Sale and Servicing Agreement, pursuant to which the Servicer will take action on behalf of the Issuer Loan Trustee in connection with the enforcement of such rights.

Section 2.4 Duties of the Issuer Loan Trustee. The Issuer Loan Trustee, by execution hereof, covenants, represents and agrees that:

(a) it shall accept and hold for the benefit of the Issuer, subject to the pledge of the Indenture, as herein set forth and in the Indenture all such legal and record right, title and interest in the Loans that are transferred and assigned to it at the request of the Issuer pursuant to this Trust Agreement;

(b) it is, and shall be, a “federal depository institution” as defined in 12 U.S.C. Section 1813(c)(4) under the National Bank Act, as amended;

(c) if requested by the Issuer (with respect to Loans held on behalf of the Issuer under this Trust Agreement) in a reasonably detailed writing that sets forth sufficient information and instructions, the Issuer Loan Trustee shall take commercially reasonable efforts to execute, deliver and perform the Sale and Servicing Agreement, the Indenture and the other Transaction Documents, and all other agreements, documents or certificates required under the Sale and Servicing Agreement, the Indenture and any other agreements, instruments or documents relating, directly or indirectly, to the servicing, administration, sale, exchange, assignment or transfer of Loans;

(d) at the written direction of the Issuer, the Issuer Loan Trustee shall take commercially reasonable efforts to sell, exchange or otherwise deal with the Loans in accordance with the Indenture;

(e) at the written direction of the Issuer, the Issuer Loan Trustee shall take commercially reasonable efforts to enter into the Sale and Servicing Agreement, the Indenture and the other Transaction Documents to which the Issuer Loan Trustee is a party, and thereafter comply with the terms thereof, and take such actions as are necessary and reasonably directed to convey, transfer, assign, pledge and grant a lien on and security interest in all of its legal and record right, title and interest in and to the Loans in accordance with the Sale and Servicing Agreement, the Indenture and the other Transaction Documents;

(f) at the written direction of the Issuer, the Issuer Loan Trustee shall take commercially reasonable efforts to take such actions as are necessary or appropriate in order for the Issuer to obtain the full value and benefits of the Indenture and the Loans held on behalf of the Issuer under this Trust Agreement;

(g) it shall hold all Confidential Information pertaining to the Loans in the same manner that it holds its own confidential information and it agrees not to use Confidential Information for any purpose other than for the limited purpose of performing its obligations under this Trust Agreement;

(h) it shall not take any action where it has actual knowledge that such action would cause it or the Issuer to be in breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default, under any Transaction Document; and

(i) it shall execute such agreements and documents as directed in writing by the Issuer providing for the administration of and receipt by the Issuer of the cash flows and other permissible interests in the Loans.

Section 2.5 Duties of the Issuer. The Issuer, by the execution hereof, covenants, represents, warrants and agrees that:

(a) it shall accept, hold and maintain the beneficial interest in each Loan free of any claims, liens or encumbrances, except the rights of the Indenture Trustee under the Indenture;

(b) it shall promptly take all necessary actions to perform its obligations hereunder and to support the Issuer Loan Trustee in the prompt and full performance of its obligations hereunder and under the Indenture and the other Transaction Documents;

(c) on an annual basis, but no later than June 30 of each year beginning on June 30, 2015, it shall deliver a report to the Issuer Loan Trustee regarding servicing relationships and give notice to the Issuer Loan Trustee of any addition or termination of any servicer relationship and of any change in the performance status of the Servicer or the applicable Subservicer;

(d) on an annual basis, but no later than June 30 of each year beginning on June 30, 2015, it shall provide the Issuer Loan Trustee a certificate of the Issuer stating that the Issuer is not in default and has not been in default since the delivery of the last such certificate with respect to this Trust Agreement;

(e) it shall not use the name of the Issuer Loan Trustee in any promotional materials, brochures, web site or web site content, promotional or informational letters or other written materials or oral discussions except that the Issuer may use the name of the Issuer Loan Trustee (i) to indicate in the relevant loan documentation the holder of legal and record title of such loans and (ii) in any documents in which the Issuer is required by law to specify the holder of legal and record title to the Loans. Specifically, the Issuer Loan Trustee expressly consents to the Issuer using the name of the Issuer Loan Trustee in any report or disclosure required by any Governmental Authority where the Issuer is required to specify the holder of legal and record title to the Loans. In so using the Issuer Loan Trustee’s name, it will ensure that there is no misconception as to the Issuer Loan Trustee’s role hereunder and that the Issuer Loan Trustee is acquiring the Loans solely as Issuer Loan Trustee for the benefit of the Issuer, and not in its individual capacity;

(f) no information furnished by the Issuer to the Issuer Loan Trustee in connection with the negotiation of this Trust Agreement contains any material misstatement of fact or omitted to state any material fact necessary to make the statements contained herein not misleading; and

(g) it shall not direct the Issuer Loan Trustee to take any action hereunder that is not in compliance with any Transaction Document, and it shall not direct the Issuer Loan Trustee to take any action that would cause the Issuer or the Issuer Loan Trustee to be in breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default, under any Transaction Document.

Section 2.6 Acceptance of Duties; Concerning the Issuer Loan Trustee.

(a) The Issuer Loan Trustee accepts the trusts hereby created and agrees to perform the duties and only the duties specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into the trust created hereby against the Issuer Loan Trustee. The Issuer Loan Trustee shall not be answerable or accountable under any circumstances except for its gross negligence or willful misconduct.

(b) In particular, but not by way of limitation:

(i) the Issuer Loan Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees absent gross negligence or willful misconduct;

(ii) under no circumstances shall the Issuer Loan Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness or obligation of any other Person;

(iii) the Issuer Loan Trustee shall not be personally liable for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by any other Person or for the value of the Trust property;

(iv) the Issuer Loan Trustee shall not be liable for the default or misconduct of the Issuer, the Servicer or any Subservicer and shall not be liable for any act or omission taken at the direction of the Issuer;

(v) the Issuer Loan Trustee shall not be personally liable for (x) punitive, special or consequential damages, however styled, including, without limitation, lost profits, (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s assets or (z) any losses due to forces beyond the reasonable control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services;

(vi) every provision of this Trust Agreement relating to the Issuer Loan Trustee shall be subject to the provisions of this Section 2.6.

(c) The Issuer Loan Trustee is authorized and directed to execute, deliver and perform (i) the Transaction Documents to which the Issuer Loan Trustee is a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer Loan Trustee is to be a party and (ii) each other agreement, instrument, certificate or other document to which the Issuer Loan Trustee is to be a party in connection with the Transaction Documents (each, an “Other Document”) in such form as the Issuer shall approve and direct in writing. The execution and delivery of, and performance of the terms of, the Sale and Servicing Agreement, the Indenture, the Back-up Servicing Agreement and each certificate or other document attached as an exhibit to or otherwise contemplated thereby, or any Other Document to which the Issuer Loan Trustee is to be a party, shall be deemed not to conflict with or constitute a breach or default under this Trust Agreement.

(d) The Issuer Loan Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Trust assets except (i) as expressly required by the terms of this Trust Agreement or (ii) as expressly provided in written instructions from the Issuer.

(e) Except in accordance with the written instructions furnished by the Issuer, the Issuer Loan Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust or Trust assets, (iii) to confirm or verify any financial statements or any Person or (iv) to inspect the Issuer’s, the Depositor’s, the Servicer’s or any Subservicer’s books and records at any time.

(f) The Issuer Loan Trustee shall have no responsibility for the accuracy of any information provided to any Person that has been obtained from, or provided to the Issuer Loan Trustee by, any other entity.

(g) The Issuer Loan Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust assets or otherwise take or refrain from taking any action under this Trust Agreement except as expressly required by the terms hereof or as expressly provided in written instructions from the Issuer, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Issuer Loan Trustee shall not be required to take any action at the direction of the Issuer under this Agreement unless the Issuer Loan Trustee shall have been indemnified, in manner and form satisfactory to the Issuer Loan Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith.

(h) The Issuer Loan Trustee shall not be required to take any action under this Trust Agreement if the Issuer Loan Trustee shall have been advised by the written opinion of counsel that such action is contrary to the terms of this Trust Agreement or is otherwise contrary to law.

(i) Whenever the Issuer Loan Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Issuer Loan Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Issuer requesting instruction, and to the extent the Issuer Loan Trustee acts in good faith in accordance with any such instruction received, the Issuer Loan Trustee shall not be liable on account of such action to any Person. The Issuer Loan Trustee shall be fully protected in refraining from taking any such action pending the receipt of direction from the Issuer.

(j) For the avoidance of doubt, prior to taking any action under this Trust Agreement, the Issuer Loan Trustee shall be entitled to receive written instructions of the Issuer.

Any direction, certificate or notification required to be given or delivered by the Issuer pursuant to this Agreement, and any action required to be taken by the Issuer pursuant to this Agreement, may be performed by the Administrator or the Depositor on behalf of the Issuer, in accordance with the authority of the Administrator or the Depositor, as applicable, to act on behalf of the Issuer pursuant to the Administration Agreement. The Issuer Loan Trustee shall not be liable for any action that it takes or omits to take in good faith in reliance on the instructions of the Issuer (or the Administrator or the Depositor acting on its behalf). The Issuer Loan Trustee shall be entitled to assume that any direction from the Issuer (or the Administrator or the Depositor acting on its behalf) is given in accordance with the Transaction Documents without independent verification; provided that if the Issuer Loan Trustee in good faith determines that any such direction is not given in accordance with the Transaction Documents or applicable law, then the Issuer Loan Trustee shall have no obligation to follow such direction.

(k) The Issuer Loan Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document.

(l) The Issuer Loan Trustee shall have no liability for (x) the failure of the Servicer, any Subservicer, the Depositor, the Issuer or any sub-servicer, agent of or counsel to any of the foregoing to conduct a foreclosure in accordance with the terms of this Trust Agreement, the Loan Purchase Agreement, the Sale and Servicing Agreement or applicable law, or (y) the failure of realization in any foreclosure resulting from the failure to properly file or record any other transfer document, and the Issuer Loan Trustee shall not be required to take any action in connection with any of the foregoing matters.

(m) The Issuer shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trust or powers under this Trust Agreement, the Sale and Servicing Agreement or the performance of its duties hereunder.

(n) In order to help the U.S. government fight terrorism and money laundering, Federal law requires the Issuer to obtain, verify and record information that identifies each business or entity that opens an account or establishes a relationship. Thus, the Issuer may ask for the business name, a street address and tax identification number from any person that Federal law requires it to obtain.

(o) The parties expressly acknowledge and consent to Wells Fargo Bank, N.A. acting as Issuer Loan Trustee and Wells Fargo Bank, N.A. acting as Depositor Loan Trustee. Each of the Issuer Loan Trustee and the Depositor Loan Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Issuer Loan Trustee of express duties set forth in this Trust Agreement, the Depositor Loan Trustee of express duties set forth in the Depositor Loan Trust Agreement with respect thereto.

Section 2.7 Reliance on Certain Documents, Other Persons; Taxes. The Issuer Loan Trustee shall not incur any liability in acting upon any signature, instrument, notice,

resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Issuer Loan Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Issuer Loan Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Issuer Loan Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of its duties hereunder, the Issuer Loan Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or, at the expense of the Issuer, through other agents or attorneys and may, at the expense of the Issuer, seek advice of counsel, accountants and other skilled persons to be selected and employed by it, and the Issuer Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

Except as expressly provided in this Trust Agreement, the Issuer Loan Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

The Issuer Loan Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of any property, or any part thereof, or the income therefrom or otherwise, nor shall the Loan Trust be under any duty in respect of any tax which may be assessed against it in respect of such property or the Loans.

Section 2.8 Security for Action. No provision hereof shall require the Issuer Loan Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 2.9 Capacity. In accepting the trust hereby created, Wells Fargo Bank, N.A. acts solely as Issuer Loan Trustee hereunder and not in its individual capacity and all persons having any claim against the Issuer Loan Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof, except in the case of gross negligence and willful misconduct on the part of the Issuer Loan Trustee.

Section 2.10 Compensation. The Issuer Loan Trustee shall be entitled to (a) an annual fee in the amount of $1,000, which shall be paid in equal monthly installments in accordance with the Priority of Payments on each Payment Date, for all services rendered by it hereunder with respect to Loans held on behalf of the Issuer under this Trust Agreement, and (b) reimbursement of all of the Issuer Loan Trustee’s reasonable expenses, charges, and other disbursements and those of its attorneys, agents, and employees incurred in and about the administration and execution of the trust hereby created with respect to Loans held on behalf of the Issuer under this Trust Agreement. Amounts payable to the Issuer Loan Trustee hereunder are payable pursuant to Section 8.06 of the Indenture.

Section 2.11 Qualification. The Issuer Loan Trustee, including any successor, shall at all times be a “federal depository institution” as defined in 12 U.S.C. §1813(c)(4) under the National Bank Act, as amended.

Section 2.12 Successors.

(a) The Issuer Loan Trustee or any successor thereto may resign at any time without cause by giving at least 60 days’ prior written notice or may resign immediately if the Issuer breaches its obligations under Sections 2.13 and 2.14, in either case such resignation to be effective only upon the acceptance of the trust created by Article II hereunder by any successor Issuer Loan Trustee meeting the requirements of Section 2.11 hereof and the requirements set forth for the Indenture Trustee in Section 6.11 of the Indenture and payment in full of all amounts due to the Issuer Loan Trustee. In addition, the Issuer may at any time remove the Issuer Loan Trustee without cause by an instrument in writing delivered to the Issuer Loan Trustee, such removal to be effective upon the acceptance of the trust created by Article II hereunder by a successor Issuer Loan Trustee meeting the requirements of Section 2.11 hereof and payment in full of all amounts due to the Issuer Loan Trustee. If no successor Issuer Loan Trustee has been appointed within 60 days after notice of resignation or removal, as the case may be, the Issuer Loan Trustee may request a court of competent jurisdiction to appoint a successor Issuer Loan Trustee meeting the requirements of Section 2.11 hereof; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Issuer Loan Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has assumed such appointment.

(b) Any successor Issuer Loan Trustee shall execute and deliver to the predecessor Issuer Loan Trustee an instrument accepting such appointment and, in cooperation with the Issuer Loan Trustee, shall take such further actions to ensure (i) that legal and record title to the Loans has been assigned to such successor Issuer Loan Trustee for the benefit of the Issuer, and (ii) that the beneficial interest of the Issuer in the Loans is maintained; thereupon such successor Issuer Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Issuer Loan Trustee in the trust created by Article II hereunder with like effect as if originally named as the Issuer Loan Trustee herein; and

(c) Any bank, corporation or other entity into which the Issuer Loan Trustee may be merged or converted or with which it may be consolidated, or any bank, corporation or other entity resulting from any merger, conversion or consolidation to which the Issuer Loan Trustee shall be a party, or any bank, corporation or other entity to which substantially all the corporate trust business of the Issuer Loan Trustee may be transferred, shall be the Issuer Loan Trustee under this Trust Agreement without any further act, provided the resulting bank, corporation or other entity meets the qualification requirements of Section 2.11 hereof.

Section 2.13 Servicing of Loans. The Issuer acknowledges that due diligence must be used in the origination, servicing and collection of Loans, and servicing of the Loans must be done in accordance with applicable law. The Issuer hereby acknowledges that it has selected, or will select, the Servicer (which may appoint a Subservicer) to service the Loans held by the Issuer Loan Trustee on behalf of the Issuer and on behalf of the Issuer Loan Trustee. The Issuer acknowledges that the Issuer Loan Trustee is not required by this Trust Agreement to monitor or supervise the actions taken by the Servicer and the Subservicers. The Issuer will cause an annual certification to be provided to the Issuer Loan Trustee by June 30 of each year, covering the twelve months ending March 31 preceding the date of such certification, that servicing of the Loans by the Servicer and the Subservicers has been conducted in accordance with the terms of the respective agreements that the Issuer has with the Servicer or the applicable Subservicer.

Section 2.14 Indemnification. The Issuer hereby agrees to indemnify and hold harmless the Issuer Loan Trustee (in its individual and trustee capacities) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Issuer Loan Trustee in any way relating to or arising out of this Trust Agreement or any document relating to this Trust Agreement, or the performance or enforcement of any of the terms of any provision thereof, or in any way relating to or arising out of the administration of the trust estate or the action or inaction of the Issuer Loan Trustee hereunder, except only in the case of willful misconduct or gross negligence on the part of the Issuer Loan Trustee in the performance of its duties hereunder. In no event shall the Issuer Loan Trustee or its directors, officers, agents and employees be held liable for any punitive, special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The provisions of this Section 2.14 shall survive the resignation or removal of the Issuer Loan Trustee and the termination of this Trust Agreement. Amounts payable pursuant to this Section 2.14 will be paid to the Issuer Loan Trustee solely from funds paid pursuant to Section 8.06 of the Indenture.

Section 2.15 Representations and Warranties. The Issuer Loan Trustee hereby represents and warrants to the Issuer that:

(a) It is a national banking association duly formed and validly existing in good standing under the laws of the United States and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf.

(c) This Trust Agreement constitutes a legal, valid and binding obligation of the Issuer Loan Trustee, enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

(d) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any applicable federal or state law, governmental rule or regulation governing the banking or trust powers of the Issuer Loan Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

(e) As of the Closing Date, it has under applicable federal law, designated the State of South Dakota as its main office.

Section 2.16 Issuer Loan Trustee Interest.

(a) Notwithstanding anything to the contrary herein (i) the Issuer Loan Trustee solely will hold legal title with respect to the Loans conveyed to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer, and will not have any other interest in respect of such Loans or any other Sold Assets, (ii) the Issuer shall be the sole beneficial owner of such Loans and other Sold Assets and (iii) any reference herein to the Issuer Loan Trustee’s interest in, or right with respect to, any Loan shall be deemed solely to refer to legal title with respect to the Loans.

(b) Notwithstanding the fact that the Issuer Loan Trustee will hold legal title with respect to the Loans, the parties hereto each hereby acknowledge that:

(i) except as set forth in subclause (ii) below, the Issuer is entitled to all incidents, benefits and risks of ownership of the Loans, including, without limitation, the sole right to service, sell, lease, convey and otherwise transfer and dispose of the Loans; and

(ii) the Issuer Loan Trustee has no direct or indirect ownership or other interest in the Loans, except such rights and obligations with respect to the Loans as are required by the appointment of the Issuer Loan Trustee as legal titleholder with respect to the Loans as set forth herein and in the Sale and Servicing Agreement and the Indenture.

ARTICLE III

COVENANTS

Section 3.1 Administration. The Issuer shall cause the Loans to be in compliance with each applicable Transaction Document. The Issuer Loan Trustee shall have no liability for any action or inaction, including its negligence, in the performance of its duties hereunder; provided that the Issuer Loan Trustee shall be liable for actual damages (but not consequential or exemplary damages) proximately caused by its gross negligence or willful misconduct in the performance of its duties hereunder. The Issuer Loan Trustee shall not be responsible for any action or inaction of the Issuer under this Trust Agreement. The Issuer Loan Trustee shall have no obligation to administer, service or collect the Loans or to maintain, supervise or monitor the administration, servicing or collection of the Loans.

Section 3.2 Collection of Payments with Respect to Loans; Enforcement of Loans. In accordance with the terms of the Transaction Documents, the Issuer shall cause the Servicer or the applicable Subservicer to take reasonable steps, actions and proceedings necessary or appropriate to (a) make claim for and to collect all principal and interest payments on the Loans and other amounts due thereunder, and (b) enforce all of the terms, covenants and conditions of the Loans. The Issuer will comply with all statutes, rules and regulations which apply to the Loans.

ARTICLE IV

CERTAIN TAX MATTERS

Section 4.1 Grantor Trust Status. It is the intent of the parties hereto that the Trust be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation, a partnership, or any other “business entity” (within the meaning of Treasury Regulation § 301.7701-2(a)), and the provisions of this Trust Agreement shall be interpreted and applied consistently therewith. The Issuer Loan Trustee covenants that it shall perform, and cause any agent of the Issuer Loan Trustee to perform, its obligations hereunder in a manner so as to maintain the status of the trust created hereunder as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation, a partnership, or any other “business entity” (within the meaning of Treasury Regulation § 301.7701-2(a)), to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Issuer Loan Trustee.

Section 4.2 Restrictions on Issuer Loan Trustee’s Power to Vary the Trust’s Investments. Notwithstanding any provision of this Trust Agreement to the contrary, the Issuer Loan Trustee and any agent of the Issuer Loan Trustee shall not, except as otherwise directed in writing by the Issuer (or 100% of the beneficial owners of the Trust, as determined for U.S. federal income purposes, if other than the Issuer) or except pursuant to written advice of nationally recognized tax counsel that the acts in question will not cause the Trust to be treated as other than a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Internal Revenue Code; (i) exchange any Loans for other property (other than cash to be distributed to the Issuer or remitted to the Indenture Trustee for deposit in the Collection Account in accordance with this Trust Agreement); (ii) acquire any other property with, or otherwise reinvest, any income, payments or proceeds received with respect to the Loans, including any proceeds from the sale of any Loans; (iii) accept any contributions of cash or property other than the Loans and income, payments, or proceeds received with respect to the Loans; (iv) modify the Loans, unless such modifications are required by law; or (v) otherwise acquire or agree to acquire, by contribution, purchase, exchange, borrowing, or otherwise, any cash or property other than the Loans and any income, payments, or proceeds received with respect to the Loans. This Section 4.2 is intended to ensure that no person has the power to vary the investments of the Trust within the meaning of Treasury Regulations § 301.7701-4(c) and shall be interpreted and applied consistently with such intent.

Section 4.3 Register. At all times during the term of this Trust Agreement, the Issuer Loan Trustee or its agent shall maintain a register (the “Register”) on which the name and address of each owner of beneficial interests in the Trust shall be recorded. The Register shall be updated for and shall reflect any transfers of beneficial interests in the Trust, and no purported transfer of beneficial interests in the Trust shall be effective unless reflected in the Register. The entries in the Register shall be conclusive absent manifest error, and each person whose name is recorded in the Register as an owner of the beneficial interests in the Trust shall be considered the owner of such interests for all purposes of this Trust Agreement notwithstanding any notice to the contrary. The provisions of this Section 4.3 are intended to comply with the requirements that the beneficial interests in the Trust must meet in order to be considered in “registered form” within the meaning of Treasury Regulation § 1.871-14(c) and (d) and shall be interpreted and applied consistently therewith.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices shall be in writing, mailed by regular mail, postage prepaid as follows:

(a)	if to the Issuer Loan Trustee:

Wells Fargo Bank, N.A.

Attention: Corporate Trust Services/Structured Products Services

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

Telephone: (612) 667-7181

Facsimile: (612) 667-3464

marianna.c.stershic@wellsfargo.com

or to such other address as may have been filed in writing with the Issuer;

(b)	if to the Issuer:

OneMain Financial Issuance Trust 2015-1

c/o Wilmington Trust, National Association, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Email address: OMFIT.2015-1@citi.com

with a copy to the Administrator:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Oona Robinson

Tel: (410) 332-7723

oona.robinson@citi.com

with a copy to:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Office of General Counsel

or to such other address as may have been filed in writing with the Issuer Loan Trustee.

Section 5.2 Partial Invalidity. Any provisions of this Trust Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.3 Amendment.

(a) This Trust Agreement may only be amended or modified (i) by a written agreement executed by the Issuer and the Issuer Loan Trustee, and (ii) upon the satisfaction of the Rating Agency Condition.

(b) Promptly after the execution of any such amendment or consent, the Issuer shall furnish notification of the substance of such amendment to the Indenture Trustee and each Noteholder.

(c) The Issuer Loan Trustee may, but shall not be obligated to, enter into any amendment to this Trust Agreement that adversely affects its own rights, duties, liabilities, benefits, protections, privileges or immunities under this Trust Agreement or otherwise in any material respect.

(d) The Issuer Loan Trustee shall execute any amendment to the Transaction Documents at the direction of the Issuer; provided, that the Issuer Loan Trustee shall not be obligated to execute any such amendment that adversely affects the Issuer Loan Trustee in any material respect.

Section 5.4 Termination. This Trust Agreement and the trust created by Article II hereunder (including all duties and obligations of the parties hereto) shall terminate upon the sale, transfer, final disposition, maturity, final payment or assignment of all Loans held by the Issuer Loan Trustee on behalf of the Issuer under this Trust Agreement and the termination of the Indenture.

Section 5.5 Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.6 Trust Binding Upon Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Issuer Loan Trustee and the Issuer and their respective successors and assigns, and to the Issuer and its successors and assigns.

Section 5.7 Headings. The headings of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 5.8 Force Majeure. The Issuer Loan Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, government regulations adopted after the date of this Trust Agreement, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature.

Section 5.9 Third Party Beneficiaries. By execution below, the Issuer Loan Trustee expressly acknowledges and agrees that all of Issuer’s right, title, and interest in, to, and under this Trust Agreement, as such right, title and interest relate to the Loans, shall be pledged for collateral purposes by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, and the Issuer Loan Trustee consents to such pledge. Each of the parties hereto acknowledges and agrees that the Indenture Trustee and the Noteholders under the Indenture are express third party beneficiaries of the rights of the Issuer arising hereunder. The Issuer Loan Trustee acknowledges that the Indenture Trustee shall have the right to enforce the Issuer’s rights and remedies under this Trust Agreement, including, without limitation, the right at any time to enforce this Trust Agreement and the obligations of the Issuer Loan Trustee hereunder, and the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Trust Agreement; provided, however, that the Indenture Trustee shall not be obligated to perform any of the obligations of the Issuer under this Trust Agreement.

Section 5.10 Limited Recourse.

(a) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Issuer as contained in this Trust Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Issuer is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Trust Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Issuer. Notwithstanding any provisions contained in this Trust Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Trust Agreement other than in accordance with the order of priorities set forth in Section 8.06 of the Indenture. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Reform Act of

1978 (11 U.S.C. §101, et seq.), as amended from time to time) against or obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(b) The parties hereto agree that the provisions of this Section 5.10 shall survive the resignation or removal of any such party to this Trust Agreement and the termination of this Trust Agreement.

Section 5.11 No Petition. (a) To the fullest extent permitted by law and notwithstanding any prior termination of this Trust Agreement, the Issuer Loan Trustee agrees that it shall not file, commence, join or acquiesce in a petition or proceeding, or cause the Issuer to file, commence, join or acquiesce in a petition or proceeding, that causes (i) the Issuer to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator or similar official to be appointed for the Issuer or any substantial part of its property.

(b) The parties hereto agree that the provisions of this Section 5.11 shall survive the resignation or removal of any such party to this Trust Agreement and the termination of this Trust Agreement.

Section 5.12 Governing Law. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS TRUST AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO AND INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS TRUST AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

Section 5.13 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Trust Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee (the “Owner

Trustee”) of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenants, either expressed or implied, contained herein, all personal liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) the Owner Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Trust Agreement or any other related document.

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by a duly authorized officer as of the date first above written.

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Issuer Loan Trustee

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

ONEMAIN FINANCIAL ISSUANCE
TRUST 2015-1, as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee of the Issuer

By:	/s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Vice President

[Signature Page—2015-1 Issuer Loan Trust Agreement]